UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2006

INSPIRE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31135	04-3209022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2006, Inspire Pharmaceuticals, Inc. (“Inspire) entered into two amended and restated lease agreements (each, a “Lease” and, collectively, the “Leases”) with Royal Center IC, LLC (the “Landlord”) for the renewal of the real property leases for the contiguous administrative and laboratory facilities that comprise approximately 51,000 square feet in Durham, North Carolina.

The Leases which cover approximately 31,320 square feet of office and laboratory space within the Royal Center I building (the “Royal Center I Lease”) and approximately 19,750 square feet of office and laboratory space within the Royal Center II building (the “Royal Center II Lease”), each located at 4222 Emperor Blvd., Durham, North Carolina, effectively replace the previous lease agreements dated as of May 17, 1995 and December 30, 1997, respectively, as amended, for these same facilities.

Each Lease runs for an initial term of fifty (50) months, commencing as of December 1, 2006 and expiring on January 31, 2011. Inspire is provided with an option under each Lease to extend the Lease term once for an additional period of three (3) years beyond the initial expiration date, upon written notice to the Landlord at least nine (9) months prior to the expiration of the initial term thereof. The minimum monthly rental payment under the Royal Center I Lease ranges from $29,362.50 (for the twelve month period commencing February 2007) to $32,103.00 (for the twelve month period commencing February 2010). The minimum monthly rental payment under the Royal Center II Lease ranges from $18,515.63 (for the twelve month period commencing February 2007) to $20,243.75 (for the twelve month period commencing February 2010). There is a two month rent-free period at the commencement of each Lease. In addition, under the Leases, Inspire is required to pay its proportionate share of tenant expenses at these facilities, which has been estimated as a monthly cost of $6,211.80 and $3,950.00, under the Royal Center I Lease and Royal Center II Lease, respectively. Inspire must also cover its own utility expenses at the facilities.

The rental rates during the optional extension period of each of the Leases will be established based upon the prevailing fair market rental rate in the Raleigh/Durham area as of the commencement of such extension period.

The Leases also provide Inspire with a right of first offer to lease the space contiguous to the leased premises in the Royal Center I and Royal Center II buildings at such time as such space becomes available for lease during the respective initial lease terms and during any extensions thereof, provided that Inspire is then in possession of the leased premises and is not in default under the Leases. Consent of the Landlord is required for assignments or subletting of the rented premises by Inspire to non-affiliated parties under the Leases, such consent not to be unreasonably withheld or delayed.

Item 8.01 Other Events.

On December 5, 2006, Inspire issued a press release, attached to and made part of this report, announcing the initiation of a Phase 2 clinical trial to evaluate Epinastine nasal spray for the treatment of seasonal allergic rhinitis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
10.1	Amended and Restated Lease Agreement, dated as of November 30, 2006, by and between Inspire Pharmaceuticals, Inc. and Royal Center IC, LLC with respect to certain premises located within the Royal Center I building at 4222 Emperor Blvd., Durham, North Carolina.

10.2	Amended and Restated Lease Agreement, dated as of November 30, 2006, by and between Inspire Pharmaceuticals, Inc. and Royal Center IC, LLC with respect to certain premises located within the Royal Center II building at 4222 Emperor Blvd., Durham, North Carolina.

99.1	Press Release dated December 5, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/Christy L. Shaffer
Christy L. Shaffer,
President and Chief Executive Officer

Dated: December 6, 2006

EXHIBIT INDEX

No.	Description
10.1	Amended and Restated Lease Agreement, dated as of November 30, 2006, by and between Inspire Pharmaceuticals, Inc. and Royal Center IC, LLC with respect to certain premises located within the Royal Center I building at 4222 Emperor Blvd., Durham, North Carolina.

10.2	Amended and Restated Lease Agreement, dated as of November 30, 2006, by and between Inspire Pharmaceuticals, Inc. and Royal Center IC, LLC with respect to certain premises located within the Royal Center II building at 4222 Emperor Blvd., Durham, North Carolina.

99.1	Press Release dated December 5, 2006